Exhibit 10.29

EXECUTION VERSION

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

          THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of December 31, 2003, by and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and WELLS FARGO FOOTHILL, INC., a California corporation, formerly known as Foothill Capital Corporation as administrative agent for the Lenders (“Agent”), and, on the other hand, GXS HOLDINGS, INC., a Delaware corporation (“Parent”), and GXS CORPORATION, a Delaware corporation (“Borrower”), with reference to the following facts:

          WHEREAS, Borrower, Parent, the Lenders, and Agent are party to that certain Loan and Security Agreement, dated as of March 21, 2003 (as the same may be amended, restated, supplemented, or otherwise modified from time to time, including hereby, the “Loan Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations to Borrower;

          WHEREAS, Borrower has requested certain amendments to the Loan Agreement;

          WHEREAS, each Lender has agreed, subject to and in accordance with the terms and conditions set forth herein, to amend the Loan Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and upon the terms and conditions set forth herein, the parties hereby agree as follows:

     SECTION 1. RELATION TO THE LOAN AGREEMENT; DEFINITIONS.

          1.1 Relation to Loan Agreement. This Amendment constitutes an integral part of the Loan Agreement and shall be deemed to be a Loan Document for all purposes. Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement,” “thereunder,” “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby.

          1.2 Capitalized Terms. For all purposes of this Amendment, capitalized terms used herein without definition shall have the meanings specified in the Loan Agreement.

     SECTION 2. AMENDMENT TO LOAN AGREEMENT.

          2.1 Amendments to Section 1.1. Section 1.1 of the Loan Agreement is hereby amended by:

               (a) Adding the following new definition in alphabetical order:

          ““Permitted Restructuring Add-Back Amount” means an amount equal to the sum of (a) actual restructuring costs and expenses of Parent and its Subsidiaries arising in connection with work force reductions which accrue during Parent’s fourth fiscal quarter of 2003 in an aggregate amount not in excess of $15,000,000 plus (b) actual restructuring costs and expenses of Parent and its Subsidiaries arising in connection with the consolidation of certain of Parent’s and its Subsidiaries’ facilities (including their headquarters located in Gaithersburg, MD) which accrue during Parent’s fourth fiscal quarter of 2003 or first fiscal quarter of 2004 in an aggregate amount not in excess of $20,000,000; provided, however, that (y) the portion of the Permitted Restructuring Add-Back Amount consisting of restructuring costs and expenses paid in cash shall not exceed $15,000,000 in the aggregate, and (z) the Permitted Restructuring Add-Back Amount shall not include any cash payments that are not made during Parent’s fourth fiscal quarter of 2003 or during 2004.

          (b) Deleting the definition of “EBITDA” in its entirety and replacing it with the following new definition:

          ““EBITDA” for any period means Consolidated Net Income for such period, plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:

               (a) provision for taxes based on income or profits of Borrower and its Consolidated Restricted Subsidiaries;

               (b) Consolidated Interest Expense;

               (c) depreciation expense of Borrower and its Consolidated Restricted Subsidiaries;

               (d) amortization expense (including amortization of goodwill and other intangibles) of Borrower and the Consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period);

               (e) all other non-cash expenses or non-cash losses of Borrower and the Consolidated Restricted Subsidiaries for such period (including such expenses or losses in connection with minority interests in joint ventures and in connection with restructuring activities, whether incurred before or after the Closing Date), determined on a Consolidated basis in accordance with GAAP (excluding any such charge that constitutes an accrual of or a reserve for cash charges for any future period);

               (f) any non-recurring fees, expenses or charges realized by Borrower and the Consolidated Restricted Subsidiaries during 2002 and during the first quarter of 2003 related to (i) operating lease expense for equipment and facilities leases not being retained by Borrower and the Consolidated Restricted Subsidiaries following the recapitalization; (ii) adjustments for the portion of managed network fee related to excess capacity not being retained by Borrower and the Consolidated Restricted Subsidiaries following the recapitalization; (iii) elimination of General Electric corporate charges in excess of estimated costs of related services on a stand-alone basis; and (iv) restructuring and related charges; provided that the fees, expenses and charges referred to in this clause (f) will not exceed (v) $9,300,000 in the first quarter of 2002; (w) $9,200,000 in the second quarter of 2002; (x) $24,100,000 in the third quarter of 2002; (y) $6,600,000 in the fourth quarter of 2002; and (z) $9,400,000 in the first quarter of 2003, as well as other expenses incurred after April 1, 2003 which are reimbursed by General Electric Company;

               (g) all non-cash fees described in clause (7) of Section 7.13; and

               (h) with respect to the measurement periods ending on December 31, 2003 and March 31, 2004, the Permitted Restructuring Add-Back Amount;

and minus all non-cash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period).

               Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Consolidated Restricted Subsidiary will be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Consolidated Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended or similarly distributed to Borrower by such Consolidated Restricted Subsidiary without prior governmental approval (that has not been obtained) or is not, directly or indirectly, restricted by operation of the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Consolidated Restricted Subsidiary or its stockholders or other holders of its equity.”

     2.2 Amendment to Section 17.8. Section 17.8 of the Loan Agreement is hereby amended by deleting Section 17.8 in its entirety and replacing it with the following:

     “17.8 Confidentiality. The Agent and the Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding Parent and its Subsidiaries, their operations, assets, and existing and contemplated business plans shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except: (a) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group, (b) to Subsidiaries and Affiliates of any member of the Lender Group (including the Bank Product Providers), provided that any such Subsidiary or Affiliate shall have agreed in writing to receive such information hereunder subject to the terms of this Section 17.8, (c) as may be required by statute, decision, or judicial or administrative order, rule, or regulation, (d) as may be agreed to in advance by Parent or its Subsidiaries or as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, (e) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders), (f) in connection with any assignment, prospective assignment, sale, prospective sale, participation or prospective participations, or pledge or prospective pledge of any Lender’s interest under this Agreement, provided that any such assignee, prospective assignee, purchaser, prospective purchaser, participant, prospective participant, pledgee, or prospective pledgee shall have agreed in writing to receive such information hereunder subject to the terms of this Section, and (g) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents. The provisions of this Section 17.8 shall survive for 2 years after the payment in full of the Obligations. Anything contained herein or in any other Loan Document to the contrary notwithstanding, the obligations of confidentiality contained herein and therein, as they relate to the transactions contemplated hereby, shall not apply to the federal tax structure or federal tax treatment of such transactions, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all Persons, without limitation of any kind, the federal tax structure and federal tax treatment of such transactions (including all written materials related to such tax structure and tax treatment). The preceding sentence is intended to cause the transactions contemplated hereby to not be treated as having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the IRC, and shall be construed in a manner consistent with such purpose. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to the tax structure of the transactions contemplated hereby or any tax matter or tax idea related thereto.”

          2.3 Amended Schedules. The schedules to the Loan Agreement are hereby replaced in their entirety with the schedules attached hereto as Exhibit A.

     SECTION 3. REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS.

          3.1 Representations.

               Parent and Borrower each hereby represents and warrants to Agent and Lenders that:

               (a) It has the requisite power and authority to execute and deliver this Amendment and to perform its obligations hereunder and under the Loan Documents to which it is a party. The execution, delivery, and performance by it of this Amendment and the performance by it of each Loan Document to which it is a party (i) have been duly approved by all necessary action and no other proceedings are necessary to consummate such transactions; and (ii) are not in contravention of (A) any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court or governmental authority binding on it, (B) the terms of its organizational documents, or (C) any provision of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected;

               (b) This Amendment has been duly executed and delivered by Parent and Borrower. This Amendment and each Loan Document to which Parent or Borrower is party are the legal, valid and binding obligation of Parent or Borrower (as applicable), enforceable against such Person in accordance with its terms, and is in full force and effect except as such validity and enforceability is limited by the laws of insolvency and bankruptcy, laws affecting creditors’ rights and principles of equity applicable hereto;

               (c) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein has been issued and remains in force by any Governmental Authority against Borrower, any Guarantor or any member of the Lender Group;

               (d) No Default or Event of Default has occurred and is continuing on the date hereof or as of the date of the effectiveness of this Amendment; and

               (e) The representations and warranties in the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

     SECTION 4. MISCELLANEOUS.

          4.1 Conditions to Effectiveness. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof:

               (a)  no Material Adverse Change shall have occurred since September 30, 2003 to the date hereof;

               (b)  The representations and warranties in the Loan Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

               (c)  Agent shall have received from Borrower an amendment fee in the amount of $100,000, from which Agent shall pay to each Lender that executes this Amendment on or before December 31, 2003 such Lender’s Pro Rata Share of such amendment fee;

               (d)  Agent shall have received the reaffirmation and consent of each Guarantor attached hereto as Exhibit B, duly executed and delivered by each Guarantor;

               (e)  Agent shall have received amendments to the Patent Security Agreements, the Copyright Security Agreements and Trademark Security Agreements in the

form attached hereto as Exhibit C, duly executed and delivered by Borrower and each Guarantor, as applicable,

               (f) No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment; and

               (g) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against Borrower, any Guarantor, or the Lender Group.

          4.2 Entire Amendment; Effect of Amendment. This Amendment, and terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof. Except for the amendments to the Loan Agreement expressly set forth in Section 2 hereof, the Loan Agreement and other Loan Documents shall remain unchanged and in full force and effect. The execution, delivery, and performance of this Amendment shall not operate as a waiver of or, except as expressly set forth herein, as an amendment of, any right, power, or remedy of the Lender Group as in effect prior to the date hereof. The amendments and other agreements set forth herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Loan Agreement, and shall not operate as a consent to any further or other matter, under the Loan Documents. To the extent any terms or provisions of this Amendment conflict with those of the Loan Agreement or other Loan Documents, the terms and provisions of this Amendment shall control. This Amendment is a Loan Document.

          4.3 Counterparts; Telefacsimile. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

          4.4 Fees, Costs and Expenses. Borrower agrees to pay on demand all reasonable fees, costs and expenses in connection with the preparation, execution, delivery, administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out- of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to their rights and responsibilities hereunder and thereunder.

          4.5 Cross-References. References in this Amendment to any Section are, unless otherwise specified, to such Section of this Amendment.

          4.6 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          4.7 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES.

          IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

GXS CORPORATION, a Delaware corporation

By:	/s/ Bruce E. Hunter

Title:	Senior Vice President

GXS HOLDINGS, INC., a Delaware corporation

By:	/s/ John Soenksen

Name:	John Soenksen

Title:	Senior Vice President

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WELLS FARGO FOOTHILL, INC.,
a Delaware corporation formerly known as Foothill Capital Corporation, Inc., as Agent and as a Lender

By:	/s/ Kurt Duerfeldt

Name:	Kurt Duerfeldt
Title:	SVP

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CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Brian O’Daly

Title:	Director

By:	/s/ Joel Glodowski

Title:	Managing Director

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ABLECO FINANCE LLC, a Delaware limited liability company, on behalf of itself and its Affiliate assigns, as Lenders

By:	/s/ Kevin Genda

Title:	Senior Vice President, Chief Credit Officer

SCHEDULES AND EXHIBITS
TO
FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

Exhibit A –	Amended Schedules to Loan and Security Agreement

Exhibit B –	Reaffirmation and Consent of GXS Holdings, Inc., Global eXchange Services, Inc., Global eXchange Services Holdings, Inc. and GXS International, Inc.

Exhibit C –	Amendment Number One to Patent Security Agreement, dated December 31, 2003, by and between Global eXchange Services, Inc. in favor of Wells Fargo Foothill, as agent for the Lenders

Amendment Number One to Patent Security Agreement, dated December 31, 2003, by and between GXS Corporation in favor of Wells Fargo Foothill, as agent for the Lenders

Amendment Number One to Copyright Security Agreement, dated December 31, 2003, by and between GXS Corporation in favor of Wells Fargo Foothill, as agent for the Lenders

Amendment Number One to Copyright Security Agreement, dated December 31, 2003, by and between Global eXchange Services, Inc. in favor of Wells Fargo Foothill, as agent for the Lenders

Amendment Number One to Trademark Security Agreement, dated December 31, 2003, by and between Global eXchange Services, Inc. in favor of Wells Fargo Foothill, as agent for the Lenders